Exhibit 31.3

Certification Pursuant

To 18 U. S. C. Section 1350,

As Adopted Pursuant To

Section 302 of the Sarbanes-Oxley Act of 2002

I, Brent D. Bailey, President and Chief Executive Officer certify that:

1.	I have reviewed this annual report on Form 10-K/A of Cyanotech Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 27, 2015	/s/ Brent D. Bailey
Brent D. Bailey President and Chief Executive Officer and Director